                           SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         ATLANTIC DATA SERVICES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                         ATLANTIC DATA SERVICES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                          ATLANTIC DATA SERVICES, INC.
                             One Batterymarch Park
                                Quincy, MA 02169


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 28, 1999


To the Stockholders of Atlantic Data Services, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of Atlantic Data Services, Inc., a Massachusetts corporation (the "Company"), will be held at 8:30 a.m., local time, on Wednesday, July 28, 1999, at the Boston College Club, 100 Federal Street, Boston, Massachusetts 02110, to consider and act upon the following proposals:

     1. To elect two directors to Class I of the Company's Board of Directors, each to serve for a term of three years or until his successor is elected and qualified.

     2. To ratify and approve the Company's Amended and Restated 1997 Stock Plan, as amended (the "1997 Plan") including an increase in the number of shares of Common Stock to be reserved for issuance thereunder from 1,500,000 shares to 3,000,000 shares.

     3. To ratify the selection of the firm of PricewaterhouseCoopers LLP, independent public accountants, as auditors for the fiscal year ending March 31, 2000.

     4. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  Only stockholders of record at the close of business on June 21, 1999 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.


                                  By Order of the Board of Directors,



                                  Paul K. McGrath
                                  Clerk

Quincy, Massachusetts
June 30, 1999

                          ATLANTIC DATA SERVICES, INC.
                             One Batterymarch Park
                                Quincy, MA 02169

                                PROXY STATEMENT
                                 June 30, 1999

  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Atlantic Data Services, Inc., a Massachusetts corporation (the "Company"), for use at the Annual Meeting of the Company's Stockholders to be held on Wednesday, July 28, 1999 (the "Annual Meeting") at 8:30 a.m., local time, at the Boston College Club, 100 Federal Street, Boston, Massachusetts 02110, or at any adjournments thereof. The Company's Annual Report, which includes financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended March 31, 1999, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement and form of proxy will be mailed to stockholders on or about June 30, 1999.

  Only stockholders of record at the close of business on June 21, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting or an adjournment thereof. As of the Record Date, an aggregate of 12,906,391 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any proxy may be revoked by the person giving it at any time before its exercise by (1) filing with the Clerk of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later dated proxy relating to the same shares and delivering it to the Clerk of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Atlantic Data Services, Inc., One Batterymarch Park, Quincy, MA 02169, Attention: Clerk, at or before the taking of the vote at the Annual Meeting.

  The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business at the Annual Meeting. Votes withheld from any nominee for director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of Class I Directors, the two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Class I Directors. On all other matters being submitted to stockholders, the affirmative vote of a majority of shares present, in person or represented by proxy, and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not considered voted for the particular matter and have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

  The persons named as attorneys-in-fact in the proxies were selected by the Board of Directors and are officers and directors of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy. In addition to the election of two Class I Directors, the stockholders will consider and vote upon proposals to ratify and approve the Company's Amended and Restated 1997 Stock Plan, as amended (the "1997 Plan"), including an increase in the number of shares of Common Stock available for issuance thereunder from 1,500,000 shares to 3,000,000 shares, and to ratify the selection of auditors, all as further described in this Proxy Statement. All shares represented by proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting.

  The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of the Record Date: (i) the name of each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) the name of each director or nominee for director of the Company; (iii) the name of each executive officer of the Company named in the Summary Compensation Table set forth below; and (iv) the number of shares beneficially owned by each such person and all directors, nominees for director and executive officers of the Company as a group and the percentage of the outstanding shares represented thereby.

                                                                     Amount and
                                                                       Nature                Percent
              Name and Address of Beneficial Owner (1)             of Ownership (2)        of Class (3)
-------------------------------------------------------------   ----------------------  -----------------

Principal Stockholders:

General Atlantic Partners II, L.P. (4)(5)..................            3,125,080              24.2%
    c/o General Atlantic Service Corporation, 3 Pickwick
    Plaza, Greenwich, CT  06830

Named Officers:

  Robert W. Howe (6) ......................................            1,988,940              15.4
  William H. Gallagher (7) ................................            1,988,940              15.4
  Paul K. McGrath (8) .....................................               60,000               *
  Peter A. Cahill (9) .....................................              399,000               3.0
  Paul James Lynch (10) ...................................               31,500               *
  David E. Olsson .........................................              291,600               2.3

Directors:

  Lee M. Kennedy (11) .....................................            1,000,000               7.7
  David C. Hodgson (12) ...................................            3,125,080              24.2
  George F. Raymond (13) ..................................               42,000               *
  Richard D. Driscoll .....................................               15,000               *
All directors and executive officers
  as a group (10 persons) (14).............................            8,942,060              67.7%


----------
*  Less than one percent of the outstanding Common Stock.

(1) Unless otherwise indicated, the address for each beneficial owner is c/o Atlantic Data Services, Inc., One Batterymarch Park, Quincy, MA 02169.

(2) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3) Applicable percentage ownership as of the Record Date is based upon 12,906,391 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date ("presently exercisable stock options") are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(4) The managing members of General Atlantic Partners LLC ("GAP LLC"), the sole general partner of General Atlantic Partners II, L.P. ("GAP II"), are Steven A. Denning, Peter L. Bloom, David C. Hodgson, Stephen P. Reynolds,
     J. Michael Kline, Nancy E. Cooper, William O. Grabe, William E. Ford and Franchon M. Smithson (collectively, the "Managing Members"). The Managing Members share voting and investment power over all shares beneficially owned by GAP II. The Managing Members disclaim beneficial ownership of these shares except to the extent of their respective proportionate pecuniary interest therein.

(5) Includes 21,000 shares of Common Stock held by GAP Coinvestment Partners, L.P. ("GAPCO"). The Managing Members are also the sole general partners of GAPCO. The Managing Members share voting and investment power over all shares beneficially owned by GAPCO. Each of the Managing Members and GAP II disclaim beneficial ownership of these shares except to the extent of their respective proportionate pecuniary interest therein.

(6) Includes 223,860 shares held by the Howe Family Limited Partnership. Mr. Howe disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein, which interest is a 1% general partnership interest. Does not include 238,860 shares held by Stephen A. Hurwitz, a partner in Testa, Hurwitz & Thibeault, LLP, general counsel to the Company, as Trustee of the Robert W. Howe Grantor Retained Annuity Trust. Mr. Howe retains the right to an annual annuity payment from this trust payable in each of 1999 through 2002 which may result in certain of the 238,860 shares being returned to him.

(7) Includes 223,860 shares held by the Gallagher Family Limited Partnership. Mr. Gallagher disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein, which interest is a 1% general partnership interest. Does not include 238,860 shares held by Stephen A. Hurwitz as Trustee of the William H. Gallagher Grantor Retained Annuity Trust. Mr. Gallagher retains the right to an annual annuity payment from this trust payable in each of 1999 through 2002 which may result in certain of the 238,860 shares being returned to him.

(8) Includes 30,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1997 Plan.

(9) Includes 193,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the Company's Amended and Restated 1992 Incentive Stock Option Plan and 10,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1997 Plan. Also includes 100,000 shares held by the Peter and Andrea Cahill Family Limited Partnership. Mr. Cahill has shared voting and investment power with his spouse with respect to such shares. Mr. Cahill disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein, which interest is a 1% general partnership interest held by each of Mr. Cahill and his spouse.

(10) Includes 20,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the 1997 Plan. Also includes 10,000 shares of Common Stock held by the Paul James Lynch Revocable Trust (the "PJ Lynch Trust") and 1,400 shares of Common Stock held by the Prisca Lynne Lynch Revocable Trust (together with the PJ Lynch Trust, the "Lynch Trusts"). Mr. Lynch has shared voting and investment power with his spouse with respect to the shares of Common Stock held by the Lynch Trusts. Mr. Lynch disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein.

(11) Does not include 20,000 shares held by Mary Elizabeth Kennedy and Jennifer
     C. Snyder, and their successors, as Trustees of the Lee M. Kennedy 1997 Irrevocable Trust f/b/o Eugene Kennedy dated November 6, 1997; 20,000 shares held by Mary Elizabeth Kennedy and Jennifer C. Snyder, and their successors, as Trustees of the Lee M.

     Kennedy 1997 Irrevocable Trust f/b/o Lee Michael Kennedy dated November 6, 1997; and 20,000 shares held by Mary Elizabeth Kennedy and Jennifer C. Snyder, and their successors, as Trustees of the Lee M. Kennedy 1997 Irrevocable Trust f/b/o Shaila Kennedy dated November 6, 1997.

(12) Consists of 3,104,080 shares of Common Stock held by GAP II and 21,000 shares of Common Stock held by GAPCO. Mr. Hodgson is a managing member of GAP LLC, the sole general partner of GAP II, and a general partner of GAPCO. Mr. Hodgson disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein.

(13) Consists of 42,000 shares of Common Stock issuable upon exercise of presently exercisable stock options granted pursuant to the Company's Amended and Restated 1992 Incentive Stock Option Plan.

(14) Includes 295,000 shares of Common Stock issuable upon exercise of presently exercisable stock options. See footnotes 8, 9, 10 and 13.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Board of Directors is currently fixed at six members. The Company's Second Amended and Restated Articles of Organization divides the Company's Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

  The Board of Directors has nominated and recommended that Messrs. David C. Hodgson and Richard D. Driscoll, who are currently serving as Directors of the Company, be elected Class I Directors, to hold office until the Annual Meeting of Stockholders to be held in 2002 or until their respective successors are duly elected and qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of both nominees. The Board of Directors knows of no reason why any such nominee should be unable or, for good cause, unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE "FOR" THE NOMINEES LISTED BELOW
                             ---

     Director's Name and                                                      Term
     Year Director First                   Position(s) with             Expires at Annual       Class
      Became a Director                      the Company                 Meeting Held in     of Director
      -----------------                      -----------                 ---------------     -----------
Nominees:
David C. Hodgson..............                 Director                       1999                I
1988
Richard D. Driscoll...........                 Director                       1999                I
1998
Continuing Directors:
Lee M. Kennedy................                 Director                       2000               II
1980
William H. Gallagher..........     President, Chief Operating Officer,        2000               II
1980                                 Assistant Clerk and Director
George F. Raymond.............                 Director                       2001              III
1991
Robert W. Howe................       Chief Executive Officer and              2001              III
1980                                    Chairman of the Board


                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth for each Class I nominee to be elected at the Annual Meeting, the current Class II Directors and Class III Directors who will continue to serve as directors beyond the Annual Meeting, and the executive officers of the Company, their ages and current positions with the Company as of the date of the Annual Meeting:

               Name                           Age                                Position
-----------------------------------      ------------    -----------------------------------------------------------------

Robert W. Howe.....................           52         Chief Executive Officer and Chairman of the Board
William H. Gallagher...............           51         President, Chief Operating Officer, Assistant Clerk and
                                                         Director
Paul K. McGrath....................           53         Senior Vice President, Finance and Administration, Treasurer,
                                                         Clerk and Chief Financial Officer
Peter A. Cahill....................           45         Executive Vice President and Director of Operations
Paul James Lynch...................           37         Senior Vice President, Corporate Development
Lee M. Kennedy (1).................           65         Director
David C. Hodgson (1) (2)...........           42         Director
George F. Raymond (2)..............           62         Director
Richard D. Driscoll (1)............           68         Director

----------
(1) Member of Audit Committee.
(2) Member of Compensation Committee.


  Robert W. Howe has been Chief Executive Officer and Chairman of the Board of Directors of the Company since January 1994 and a Director since March 1980. From March 1980 to January 1994, Mr. Howe served as President of the Company, and he served as Treasurer of the Company from March 1980 to July 1991. Prior to forming the Company in March 1980 with Mr. Gallagher, Mr. Howe served as Executive Vice President of Savings Management Computer Corporation, a bank service bureau. Mr. Howe is also a director of The Darling Consulting Group, Cognizant Technology Solutions and the chairman of the board of trustees of the Boston College High School. Mr. Howe received his B.A. from Boston College.

  William H. Gallagher has been President and Chief Operating Officer of the Company since January 1994 and a Director since March 1980. From March 1980 to January 1994, Mr. Gallagher served as Executive Vice President and Clerk of the Company. Prior to forming the Company in March 1980 with Mr. Howe, Mr. Gallagher served as Vice President of Savings Management Computer Corporation. Mr. Gallagher attended Harvard University Extension School.

  Paul K. McGrath has been Senior Vice President, Finance and Administration, and Chief Financial Officer of the Company since January 1998 and Treasurer and Clerk since October 1998. Prior to joining the Company, Mr. McGrath served as Vice President, Chief Financial Officer and Treasurer of Pivotpoint, Inc., an enterprise resource planning software company, from December 1995 to January
1998. From April 1990 to January 1995,   Mr. McGrath served as Vice President,
Chief Financial Officer and Treasurer of Bachman Information Systems, Inc., a public software company in the computer aided software engineering industry. Mr. McGrath is a Certified Public Accountant and received his M.S. from Northeastern University and his B.A. from St. Anselm College.

  Peter A. Cahill has been Executive Vice President and Director of Operations of the Company since October 1995. From April 1992 to October 1995, Mr. Cahill served as Senior Vice President of Operations of the Company, and from April 1989 to April 1992, Mr. Cahill served as Vice President of Operations. Mr. Cahill also served in a number of technical positions at the Company from April 1980 to April 1989. Prior to joining the Company in April 1980, Mr. Cahill served as Senior Technician at Savings Management Computer Corporation. Mr. Cahill attended Bridgewater State College.

  Paul James Lynch joined the Company in October 1998 as Senior Vice President, Corporate Development. Prior to joining the Company, Mr. Lynch served as Director of Commercial Operations (Monaco) and Director of Programs at Global Telesystems Group, from January 1997 to October 1998. From August 1994 to January 1997, Mr. Lynch served as Director of Programs and from August 1992 to August 1994 as Senior Program Manager at GTE Spacenet. Prior to 1992, Mr. Lynch served as a Senior Pentagon Staff Officer in the United States Air Force. Mr. Lynch received his M.S. from the Massachusetts Institute of Technology, his M.B.A. from the Wharton School at the University of Pennsylvania and completed his undergraduate education at the U.S. Air Force Academy.

  Lee M. Kennedy has been a director of the Company since March 1980. Mr. Kennedy served as President of Lee Kennedy Co., Inc., a general contracting company, from February 1978 until July 1995, and has served as Chairman and Chief Executive Officer since August 1995. Mr. Kennedy attended Curry College and the Boston Architectural Center.

  David C. Hodgson has been a director of the Company since July 1988. Mr. Hodgson has been a managing member of General Atlantic Partners, LLC, the general partner of General Atlantic Partners II, L.P., a private equity investment firm, or a general partner of its predecessor partnerships since February 1989. Mr. Hodgson is also a director of Baan Company N.V., ProBusiness Services, Inc., Proxicom and several private information technology companies. Mr. Hodgson received his M.B.A. from Stanford University and his A.B. from Dartmouth College.

  George F. Raymond has been a director of the Company since April 1991. Mr. Raymond retired as the President and Founder of Automatic Business Centers, Inc. in 1990. Mr. Raymond is also a director of BMC Software, Inc., Docucorp International, Inc., Balance Bar Company and several private information technology companies. Mr. Raymond received his B.A. from the University of Massachusetts.

  Richard D. Driscoll has been a director of the Company since February 1998. Mr. Driscoll served as President and Chief Executive Officer of the Massachusetts Bankers Association from November 1990 to January 1997. From April 1987 to January 1990, Mr. Driscoll served as the Chairman and Chief Executive Officer of The Bank of New England, N.A. Mr. Driscoll is also a director of Chittenden Corporation and the Massachusetts Business Development Corporation. Mr. Driscoll received his M.B.A. from Harvard Business School and his A.B. from Boston College.

  Executive officers of the Company are elected on an annual basis by the Board of Directors to serve at the pleasure of the Board of Directors and until their successors have been duly elected and qualified.


                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met four times and acted by unanimous written consent four times during the fiscal year ended March 31, 1999. The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee, which oversees the accounting, financial functions and regulatory affairs of the Company, met five times during the fiscal year ended March 31, 1999. Messrs. Kennedy, Hodgson and Driscoll are the current members of the Audit Committee. The Compensation Committee of the Company, which determines the compensation of the Company's senior management and administers the Company's stock plans, did not hold any meetings and acted by unanimous written consent twice during the fiscal year ended March 31, 1999. Messrs. Raymond and Hodgson are the current members of the Compensation Committee. During the fiscal year ended March 31, 1999, each of the Company's directors attended at least 75 percent of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

      COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

  The following table sets forth the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers and one additional individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at the end of the fiscal year (collectively, the "Named Executive Officers") for fiscal years ended March 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                                Long-Term Compensation
                                                                                               --------------------------
                                                                                                 Awards
                                                                               Other           ---------          All
                                             Annual Compensation               Annual          Underlying        Other
                                             -------------------            Compensation       Options(2)     Compensation
Name and Principal Position           Year       Salary($)       Bonus($)      ($)(1)        (# of Shares)     ($)(1)(3)
---------------------------           ----       ---------       --------      ------        -------------     ---------
Robert W. Howe ................       1999       $350,000       $175,000       $74,308(4)          --            5,000
 Chief Executive Officer and          1998        342,805        100,000        64,067             --            3,635
 Chairman of the Board                1997        317,708         77,398        41,298             --            1,125

William H. Gallagher ..........       1999        350,000        175,000        58,603(4)          --            5,000
 President and Chief Operating        1998        342,805        100,000        46,534             --            3,531
 Officer                              1997        317,708         77,398        38,629             --            1,219

Paul K. McGrath(5) ............       1999        175,000         90,625         4,388           60,000(6)       4,425
 Senior Vice President, Finance       1998         35,795         15,000          --             90,000(6)        --
 and Administration, and Chief        1997           --             --            --               --             --
 Financial Officer

Peter A. Cahill ...............       1999        260,000        130,000         6,401           60,000(6)       4,874
 Executive Vice President and         1998        174,865        150,000          --             20,000(6)       3,625
 Director of Operations               1997        140,000         77,398          --            210,000(7)         875

Paul James Lynch(8) ...........       1999         91,666         50,000        30,419(9)       120,000(6)       1,250
 Senior Vice President,               1998           --             --            --               --             --
 Corporate Development                1997           --             --            --               --             --

David E. Olsson(10) ...........       1999        209,833         32,500         8,405             --            2,413
 Executive Vice President and         1998        175,000        320,098          --             20,000(6)       2,646
 Director of Business                 1997        108,814        123,750          --            420,000(7)       1,094
 Development

----------

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits, securities or property has been omitted for certain Named Executive Officers because such perquisites and other personal benefits, securities or property constituted in the aggregate less than the lesser of $50,000 or 10% of such persons' salary and bonus shown in the table. Bonuses are reported in the fiscal year earned, even if paid in a subsequent fiscal year.

(2) The Company did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts to the Named Executive Officers during the fiscal years ended March 31, 1999, 1998 and 1997.

(3) Represents matching contributions paid by the Company on behalf of the Named Executive Officers under the Company's 401(k) Plan.

(4) The Company provides a leased vehicle and automobile insurance to Messrs. Howe and Gallagher. The total cost to the Company for the automobile lease and insurance in fiscal 1999 was $14,108 for Mr. Howe and $11,683 for Mr. Gallagher. The Company also paid $13,760 on behalf of Mr. Howe and $13,012 on behalf of Mr. Gallagher for certain financial consulting, legal and tax services provided to Messrs. Howe and Gallagher in fiscal 1999.

(5)  Mr. McGrath commenced employment with the Company in January of 1998.

(6)  Granted pursuant to the Company's Amended and Restated 1997 Stock Plan.

(7) Granted pursuant to the Company's Amended and Restated 1992 Incentive Stock Option Plan.

(8)  Mr. Lynch commenced employment with the Company in October of 1998.

(9) The Company reimbursed Mr. Lynch for his relocation expenses in connection with the commencement of his employment with the Company in fiscal 1999, at a total cost of $27,469.

(10) Mr. Olsson left the Company in January of 1999.

Option Grants in Last Fiscal Year

  The following table sets forth certain information concerning grants of stock options pursuant to the Company's Amended and Restated 1997 Stock Plan to the Named Executive Officers during the fiscal year ended March 31, 1999. The options vest in one-third increments over a period of three years. The Company did not grant any stock appreciation rights in fiscal 1999.

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
                       -------------------------------------------------------------------
                                                                                               Potential Realizable
                                                Percent                                          Value at Assumed
                              Number of         of Total                                       Annual Rates of Stock
                              Securities       Options/SARs                                     Price Appreciation
                              Underlying        Granted to     Exercise or                       for Option Term (2)
                             Options/SARs      Employees in    Base Price        Expiration   ----------------------
Name                           Granted (#)      Fiscal Year    ($/Share)(1)         Date          5% ($)     10% ($)
--------------------------------------------------------------------------------------------------------------------
Robert W. Howe                     --                --            --                --           --           --
William H. Gallagher               --                --            --                --           --           --
Paul K. McGrath                  60,000             4.03%        $5.0625           3/09/09     $191,034     $484,110
Peter A. Cahill                  60,000             4.03%        $5.0625           3/09/09     $191,034     $484,110
Paul James Lynch                 60,000             4.03%        $5.0625           3/09/09     $191,034     $484,110
David E. Olsson                    --                --            --                --           --           --

----------
(1) The exercise price per share of each option was determined by the Board of Directors to be equal to the fair market value per share of Common Stock on the date of grant. These options have a term of ten years from date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of the Company's stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. This table does not take into account any appreciation in the price of the Common Stock since the date of grant.

Aggregate Option Exercises and Year-End Values

  The following table sets forth certain information with respect to options exercised in 1999 by the Named Executive Officers, the value realized upon such exercises, and the value of options held by such officers at the fiscal year end based upon the closing price of the Company's Common Stock on March 31, 1999.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                                  Number of Securities              Value of Unexercised,
                                                                 Underlying Unexercised                  In-the-Money
                                                                    Options/SARs at                       Options at
                              Shares                                Fiscal Year End                 Fiscal Year End ($)(2)
                            Acquired on         Value         -------------------------------   ------------------------------
         Name               Exercise (#)    Realized ($)(1)   Exercisable       Unexercisable   Exercisable      Unexercisable
         ----               ------------    ---------------   -----------       -------------   -----------      -------------
Robert W. Howe                  --             --                 --                 --              --                --
William H. Gallagher            --             --                 --                 --              --                --
Paul K. McGrath                 --            $0.00             30,000             90,000            --                --
Peter A. Cahill                 --            $0.00            203,000             70,000        $175,630              --
Paul James Lynch                --            $0.00             20,000            100,000            --                --
David E. Olsson                 --             --                 --                 --              --                --

----------
(1) Amounts calculated by subtracting the aggregate exercise price of the options from the market value of the underlying Common Stock on the date of exercise, and do not reflect amounts actually received by the Named Executive Officers.
(2) Amounts calculated by subtracting the exercise price of the options from the fair market value of the underlying Common Stock as quoted on The NASDAQ Stock Market of $4.0625 per share on March 31, 1999, multiplied by the number of shares underlying the options, and do not reflect amounts that may be actually received by the Named Executive Officers upon exercise of options.

Employment Arrangements

  The Company has entered into employment agreements (the "Agreements") with each of its Named Executive Officers. The Agreements set forth the base salaries of each such executive officer and such officer's entitlement to participate in the Company's standard benefits package generally available for all other officers of the Company similarly situated. Generally, these officers are entitled to a cash severance payment upon termination by the Company of their employment without "cause" or upon termination by the officer of his employment for any reason following a "change of control" (as defined in the Agreements). Such lump-sum severance payment is equal to 12 months' salary at the officer's then current base rate, payable in the same manner as such salary was payable during the period of such employee's employment. In addition, upon a change of control, the Company is obligated to continue the employee's health benefits for a 12 month period from the date of such change of control.

  The Agreements also include certain restrictive covenants for the benefit of the Company relating to non-disclosure by the officer of the Company's confidential business information and the Company's right to inventions and technical improvements made by the officer. The Agreements also contain a provision prohibiting the officer from soliciting employees or customers of the Company for a period of two years after any termination of the officer's employment.

Compensation Committee Report on Executive Compensation

  This report is submitted by the Compensation Committee. The Compensation Committee during fiscal year 1999 was comprised of Messrs. Raymond and Hodgson, both of whom are non-employee directors. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Company's stock plans and reviewing and approving compensation matters concerning the executive officers, employees and consultants of the Company.

  Overview and Philosophy.   The Company uses its compensation program to
achieve the following objectives:

 .    To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees to achieve the Company's strategic objectives, as determined by the Board of Directors.

 .    To align the interest of officers with the success of the Company.

 .    To align the interest of officers with stockholders by including long-term equity incentives.

 .    To increase the long-term profitability of the Company and, accordingly, increase stockholder value.

  Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, annual cash incentive bonuses, and long-term incentive awards in the form of stock option grants. It is the Compensation Committee's objective to have a portion of each officer's cash compensation contingent upon the achievement of specific predetermined corporate objectives as well as upon each officer's individual level of performance. In addition, the compensation program includes various other benefits, including medical and insurance plans, the Company's 401(k) Plan, and the 1998 Employee Stock Purchase Plan, which plans are generally available to all employees of the Company.

  The principal factors which the Compensation Committee considered with respect to each officer's compensation package for the fiscal year ended March 31, 1999 are summarized below. The Compensation Committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

  Base Salary.   Compensation levels for each of the Company's officers,
including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Company's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies.

  Fiscal 1999 base salaries were determined by the Compensation Committee after considering the base salary level of the officers in prior years, and taking into account for each officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each officer. Base salary levels for each of the Company's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the Chief Executive Officer.

  Bonus Compensation.   For fiscal 1999, performance objectives were set on an
annual basis. Bonus compensation for executives is based on the Company's achievement of predetermined corporate objectives, individual performance, and on a comparison of the executive's actual performance against his performance objectives.

  Long-Term Incentive Compensation.   The Compensation Committee believes that
stock option participation aligns officers' interests with those of the stockholders. In addition, the Compensation Committee believes that equity ownership by officers helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. Long-term incentive compensation, in the form of stock options, allows the officers to share in any appreciation in the value of the Company's Common Stock. The Committee generally grants options that become exercisable over a four year period as a means of encouraging executives to remain with the Company and promote its success. The Company has also granted options which vest in equal annual installments over three years. In general, the Compensation Committee awards executives of the Company stock options with exercise prices equal to the market price of the Common Stock on the date of grant. As a result, executives will benefit from these stock option grants only to the extent that the price of the Company's Common Stock increases and the Company's stockholders have also benefited.

  When establishing stock option grant levels, the Compensation Committee considers general corporate performance, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current stock price.

  It is the standard policy of the Company to grant an initial stock option grant to all executive officers at the time they commence employment consistent with the number of options granted to executive officers within and without the industry at similar levels of seniority. In addition, the Compensation Committee may from time-to-time make performance-based grants as it deems appropriate. In making such performance-based grants, the Compensation Committee considers individual contributions to the Company's financial, operational and strategic objectives.

  While it has been the philosophy of the Compensation Committee to grant options to the executive officers, Messrs. Howe and Gallagher have not received equity compensation due to their levels of stock ownership.

  Other Benefits.   The Company also has various broad-based employee benefit
plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Company also maintains insurance and other benefit plans for its employees, including executive officers of the Company.

  Chief Executive Officer Compensation.   In the fiscal year ended March 31,
1999, the Company's Chief Executive Officer, Robert W. Howe, received a base salary of $350,000, which represents an increase of $7,195 or 2.1% over his fiscal 1998 base salary. The base salary is believed by the Committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size and stage of development. Mr. Howe received bonus compensation of $175,000, which was determined based on corporate performance and the achievement of annual milestones in the Company's growth and development for fiscal 1999.

   Deductibility of Executive Compensation. In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to any of the Named Executive Officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of
Section 162(m) of the Code.


                                  Respectfully Submitted by the
                                   Compensation Committee:

                                  George F. Raymond
                                  David C. Hodgson


Compensation Committee Interlocks and Insider Participation

     Messrs. Raymond and Hodgson, both non-employee directors, comprise the Compensation Committee of the Board of Directors. No person who served as a member of the Compensation Committee was, during the fiscal year ended March 31, 1999, an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Compensation of Directors

  Directors who are not employees of the Company, who currently consist of Messrs. Kennedy, Hodgson, Raymond and Driscoll, receive an annual retainer fee of $10,000 and a fee of $750 for attending regular meetings of the Board of Directors and for meetings of any committees of the Board of Directors on which they serve, if such meetings are held separately. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings. Outside Directors are also eligible for participation in the 1997 Plan.


                            STOCK PERFORMANCE GRAPH

  The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on May 21, 1998 through March 31, 1999, with the cumulative total return of the NASDAQ Market Index and a SIC Index that includes organizations in the Company's Standard Industrial Classification code number 7374, Services - Computer Processing & Data Preparation ("SIC Index"). The comparison assumes $100 was invested on May 21, 1998 at the $13.00 initial offering price in the Company's Common Stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.


   Comparison of Cumulative Total Return Among Atlantic Data Services, Inc.,
                    NASDAQ Market Index and SIC Index(1)(2)

                             [GRAPH APPEARS HERE]

                                                                      FISCAL QUARTER ENDING
                                              -----------------------------------------------------------------------
                                5/22/1998         6/30/1998          9/30/1998         12/31/1998         3/31/1999
                              --------------  ------------------  ---------------    ---------------    -------------
Atlantic Data Services, Inc.     100.00            150.49             117.65              67.16             31.86
SIC Index                        100.00            123.51             112.37             170.10            291.98
NASDAQ Market Index              100.00            106.72              96.18             125.04            139.69

(1) Prior to May 21, 1998 the Company's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2) The stock price information shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company has contracted with the J. Barry Driscoll Insurance Agency for insurance coverage for certain of the Company's executive officers and for certain corporate policies. J. Barry Driscoll, the Chairman of the Board of Directors of J. Barry Driscoll Insurance Agency, is the brother of Richard D. Driscoll, a Director of the Company. The aggregate cost of the insurance coverage provided through the J. Barry Driscoll Insurance Agency to the Company in fiscal 1999 was $88,700.

  The Company believes the transactions set forth above were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties. The Company has a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.


                                   PROPOSAL 2

             RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED
                          1997 STOCK PLAN, AS AMENDED

  The Company's stockholders are being asked to ratify and approve the Company's Amended and Restated 1997 Stock Plan, as amended, (the "1997 Plan") including an increase in the number of shares of Common Stock to be reserved for issuance thereunder from 1,500,000 shares to 3,000,000 shares. In March 1999, the Board of Directors ratified and approved the 1997 Plan including an amendment to the 1997 Plan to increase the aggregate number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares to 3,000,000 shares. Attached to this Proxy Statement as Appendix A is a copy of the 1997 Plan.

  The 1997 Plan was originally adopted by the Board of Directors and approved by the Company's voting stockholders on October 31, 1997. The aggregate number of shares of the Company's Class A Common Stock originally issuable under the 1997 Plan was 500,000. On March 25, 1998, the Board of Directors, and on April 7, 1998, the stockholders, voted to amend and restate the 1997 Plan to provide that, immediately prior to the closing of the Company's initial public offering, the number of shares reserved for issuance under the 1997 Plan be increased from 500,000 to 1,500,000 shares of Class A Common Stock. All shares of the Company's Class A Common Stock automatically converted into shares of the Company's Common Stock on a one-for-one basis upon the closing of the Company's initial public offering in May 1998. Under the 1997 Plan the Company is authorized to grant incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") (collectively, "Options"), as well as awards of Common Stock ("Awards") and opportunities to make direct purchases of Common Stock ("Purchases") to employees, consultants, directors and officers of the Company.

  As of May 31, 1999, options to purchase 1,631,125 shares of Common Stock granted under the 1997 Plan were outstanding, 1,306,625 shares remained available for future option grants and options covering 62,250 shares had been exercised.

  The Company's future performance depends to a significant extent on its ability to recruit, retain and motivate both capable senior executives and highly skilled technical, managerial and sales people. Competition for qualified employees is intense and is likely to intensify further. The Company relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees and to motivate employees to maximize stockholder value. The Board of Directors of the Company believes that the proposed increase in the number of shares available under the 1997 Plan is essential to permit the Company to continue to provide long-term, equity-based incentives to present and future key employees.

  During the fiscal year ended March 31, 1999, the Company granted options under the 1997 Plan at fair market value exercise prices as follows to the Named Executive Officers: 60,000 to Mr. McGrath, 60,000 to Mr. Cahill and 120,000 to Mr. Lynch; to all current executive officers as a group: 240,000 shares; and to all other employees, 1,262,500 shares. The Company has not at the present time determined which executive officers will receive options to purchase the additional shares of Common Stock that will be authorized for issuance under the 1997 Plan, if the proposed amendment is approved.

  The Company has determined that the stockholders should ratify and approve the 1997 Plan so that options granted under the 1997 Plan on or after the date of the Annual Meeting will qualify as performance-based compensation for purposes of Section 162(m) of the Code. Approval of the proposal to ratify and approve the 1997 Plan including an increase in the number of shares of Common Stock to be reserved for issuance thereunder from 1,500,000 shares to 3,000,000 shares will require an affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting. Abstentions will be counted toward the number of shares represented and voting at the Annual Meeting.

  The Board of Directors recommends a vote FOR the proposal to ratify and amend the Company's 1997 Plan including an increase in the number of shares of Common Stock available for issuance thereunder from 1,500,000 to 3,000,000 shares.

  Below is a summary description of the principal provisions of the 1997 Plan, assuming Shareholder approval. The description is not necessarily complete and is qualified in its entirety by reference to the full text of the 1997 Plan, which is attached to this Proxy Statement as Appendix A.

Description of the 1997 Plan

  The purpose of the 1997 Plan is to encourage key employees of the Company and other individuals who render services to the Company by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as ISOs under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) the grant of NQSOs; (c) Awards; and (d) Purchases. Options, Awards and Purchases are referred to hereafter collectively as "Stock Rights."

  Administration. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the 1997 Plan, the Committee has the authority to select the optionees and determine the terms of the Options granted, including: (i) the time or times at which Options or Awards will be granted or Purchases made; (ii) the exercise price of each Option; (iii) whether each Option granted shall be an ISO or a NQSO; (iv) when each Option shall become exercisable and the duration of the exercise period; (v) whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and
(vi) interpret the 1997 Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the 1997 Plan or of any Stock Right granted under it is final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the 1997 Plan as it may deem advisable.

  Granting of Stock Rights, Prices and Duration. Stock Rights may be granted to members of the Board of Directors. All grants of Stock Rights to members of the Board of Directors must be made in accordance with the provisions of the 1997 Plan applicable to other eligible persons. Members of the Board of Directors who either (i) are eligible to receive grants of Stock Rights pursuant to the 1997 Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the 1997 Plan or the grant of any Stock Rights pursuant to the 1997 Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

  ISOs may be granted only to employees of the Company. NQSOs, Awards and Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

  Stock Rights may be granted under the 1997 Plan at any time on or after October 31, 1997 and prior to October 31, 2007. The date of grant of a Stock Right under the 1997 Plan is the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date may not be prior to the date on which the Committee acts to approve or authorize the grant.

  The exercise price per share of each NQSO granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the 1997 Plan may be less than the fair market value of the Common Stock of the Company on the date of grant provided that, in no event may such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

  The exercise price per share of each ISO granted under the 1997 Plan may not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share relating to such ISO may not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

  Exercise of Options. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under the 1997 Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000.

  Subject to the provisions in the 1997 Plan regarding termination of employment or as provided for in the agreement relating to such Option, each Option will expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

  Each Option granted under the 1997 Plan will either be fully exercisable on the date of grant or will become exercisable thereafter in such installments as the Committee may specify, typically in equal installments over three or four years. Once an installment becomes exercisable, it remains exercisable until expiration or termination of the Option, unless otherwise specified by the Committee. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable. The Committee has the right to accelerate the date that any installment of any Option becomes exercisable provided, that the Committee may not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a NQSO) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code.

  An Option (or any part or installment thereof) is exercised by giving written notice to the Company at its principal office address, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or
(e) of the preceding sentence, such discretion must be exercised in writing at the time of the grant of the ISO in question. The holder of an Option does not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares.

  Non-Assignability of Options. No ISO is assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee is exercisable only by such optionee. Stock Rights other than ISOs are transferable to the extent set forth in the agreement relating to such Stock Right.

  Effect of Termination of Employment, Disability or Death. If an ISO optionee ceases to be employed by the Company other than by reason of death or disability, no further installments of his or her ISOs will become exercisable, and his or her ISOs will terminate on the earlier of (a) thirty (30) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into NQSOs. ISOs granted under the 1997 Plan are not affected by any change of employment within or among the Company, so long as the optionee continues to be an employee of the Company. If an ISO optionee ceases to be employed by the Company by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 12 months from the date of the optionee's death. If an ISO optionee ceases to be employed by the Company by reason of his or her disability, such optionee has the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 12 months from the date of the termination of the optionee's employment.

  Miscellaneous. Optionees are protected against dilution in the event of a stock dividend, stock split, recapitalization, reorganization, consolidation, merger or similar transaction. Any shares subject to an Option granted under the 1997 Plan which for any reason expires or terminates unexercised may again be available for future option grants.

  The 1997 Plan will expire at the end of the day on October 31, 2007 (except as to Options outstanding on that date). The Board may terminate or amend the 1997 Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the 1997 Plan generally may not be increased;
(b) the provisions regarding eligibility for grants of ISOs generally may not be modified; (c) the provisions regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified; and (d) the expiration date of the 1997 Plan may not be extended. Except as otherwise provided in this paragraph, in no event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

United States Federal Income Tax Consequences

  The following discussion of United States federal income tax consequences of the issuance and exercise of options, Awards and Purchases granted under the 1997 Plan is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the United States federal income tax consequences of these plans or of the requirements that must be met in order to qualify for the described tax treatment. In addition there may be foreign, state, and local tax consequences that are not discussed herein.

  The following general rules will be applicable under current United States federal income tax law to ISOs granted under the 1997 Plan:

     1. In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either the grant or exercise of an ISO.

     2.  If shares acquired upon exercise of an ISO are not disposed of within
  (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

     3. If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

     4. In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding deduction for federal income tax purposes.

     5. The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain or loss.

     6. Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds 12 months.

     7. An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

     8. In addition to the tax consequences described above, the exercise of ISOs may result in a further "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

  The following general rules are applicable under current federal income tax law to NQSOs to be granted under the 1997 Plan.

     1. The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

     2. The optionee generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

     3. When the optionee sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds 12 months, such gain or loss will be a long-term capital gain or loss.

     4. The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee pursuant to the exercise of a NQSO.

     5. An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

  The following general rules are applicable under current federal income tax law to the grant of Awards and Purchases under the 1997 Plan:

  Under current federal income tax law, persons receiving Common Stock pursuant to an award of Common Stock ("Award") or a grant of an opportunity to purchase Common Stock ("Purchase") generally recognize ordinary income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally will be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss.

  Special rules apply if the stock acquired pursuant to an Award or Purchase is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% stockholders.


                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
           VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE 1997 PLAN
                 ---

                                   PROPOSAL 3
                     RATIFICATION OF SELECTION OF AUDITORS

  Subject to ratification by the stockholders, the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified accountants, to serve as auditors for the fiscal year ending March 31, 2000. It is expected that a member of the firm of PricewaterhouseCoopers LLP will be present at the Annual Meeting with an opportunity to make a statement if so desired and will be available to respond to appropriate questions from the
Company's stockholders.   The ratification of this selection is not required
under the laws of the Commonwealth of Massachusetts, where the Corporation is incorporated, but the results of this vote will be considered by the Board of Directors in selecting auditors for future fiscal years.

                THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
                 VOTE "FOR" THE RATIFICATION OF THIS SELECTION
                       ---


                  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

  On September 3, 1998, the Company engaged PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending March 31, 1999 and dismissed Ernst & Young LLP ("E&Y") effective immediately. This action was taken upon the unanimous approval of the Audit Committee of the Board of Directors.

  During the fiscal years ended March 31, 1997 and March 31, 1998, respectively, and the subsequent interim period, there were no disagreements between the Company and E&Y on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the matter in their report. During the fiscal years ended March 31, 1997 and March 31, 1998, respectively, and the subsequent interim period, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K. The reports of E&Y on the Company's financial statements for the fiscal years ended March 31, 1997 and March 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

  The Company did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Company's financial statements during the Company's fiscal years ended March 31, 1997 or March 31, 1998 or during any interim period.


                16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and holders of more than 10% of the Company's Common Stock (collectively, the "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to the period ended March 31, 1999, the Company believes that all Reporting Persons complied with Section 16(a) filing requirements in the period ended March 31, 1999, with the exception of one late Form 3 filing for Mr. Lynch.


                             STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders for the fiscal year ended March 31, 2000 must be received no later than the close of business on March 2, 2000 at the Company's principal executive offices in order to be included in the Company's proxy statement for that meeting. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Atlantic Data Services, Inc., One Batterymarch Park, Quincy, Massachusetts 02169, Attention: Clerk.

  Under the Company's by-laws, stockholders who wish to make a proposal at the Annual Meeting of Stockholders for the fiscal year ended March 31, 2000, other than one that will be included in the Company's proxy materials, must notify the Company no earlier than the close of business on April 29, 2000 and no later than May 30, 2000. If a stockholder who wishes to present a proposal fails to notify the Company by May 30, 2000, the stockholder would not be entitled to present the proposal at the meeting. If, however, notwithstanding the requirements of the Company's by-laws, the proposal is brought before the annual meeting of stockholders, then under the proxy rules of the Securities and Exchange Commission (the "SEC"), the proxies solicited by management with respect to the next annual meeting of stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons appointed as proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules.


                           INCORPORATION BY REFERENCE

  To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation" and "Stock Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.


                           EXPENSES AND SOLICITATION

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.

   The contents and the sending of this Proxy Statement has been approved by the Board of Directors of the Company.

                                                                      Appendix A

                          ATLANTIC DATA SERVICES, INC.

                AMENDED AND RESTATED 1997 STOCK PLAN, AS AMENDED

  WHEREAS, on October 31, 1997, the Board of Directors of Atlantic Data Services, Inc. (the "Company") adopted this 1997 stock plan (the "Plan"), which was approved by the stockholders of the Company on October 31, 1997;

  WHEREAS, the Board of Directors initially reserved 500,000 shares of Class A Common Stock of the Company, $.01 par value per share (the "Class A Common Stock") under the Plan;

  WHEREAS, on March 25, 1998 the Board of Directors of the Company and on April 7, 1998, the stockholders of the Company voted to amend and restate the Plan to provide that the number of shares of Class A Common Stock reserved for issuance under the Plan be increased from 500,000 to 1,500,000 shares;

  WHEREAS, pursuant to the Company's Amended and Restated Articles of Organization, upon the closing of the Company's initial public offering, all shares of Class A Common Stock will be automatically converted into shares of Common Stock, $.01 par value per share, (the "Common Stock");

  WHEREAS, in such event, pursuant to Section 13.C of the Plan, any and all references herein to Class A Common Stock, including any shares of Class A Common Stock reserved for issuance under this Plan (and any options granted prior to the date hereof) shall be deemed to mean and refer to Common Stock; and

  WHEREAS, on March 9, 1999 the Board of Directors of the Company voted to amend the Plan to provide that the number of shares of Common Stock reserved for issuance under the Plan be increased from 1,500,000 to 3,000,000;

  NOW THEREFOR, this Plan, as amended and restated on March 25, 1998 and further amended on March 9, 1999, reads in its entirety as follows:

  1. Purpose. The purpose of the Plan is to encourage key employees of the Company and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations") and other individuals who render services to the Company or a Related Corporation, by providing opportunities to participate in the ownership of the Company and its future growth through (a) the grant of options which qualify as "incentive stock options" ("ISOs") under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code");
(b) the grant of options which do not qualify as ISOs ("Non-Qualified Options");
(c) awards of stock in the Company ("Awards"); and (d) opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

  2. Administration of the Plan.

          A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards shall be granted or Purchases made; (iii) determine the purchase price of shares subject to each Option or Purchase, which prices shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period;
     (vi) extend the period during which outstanding Options may be exercised;
     (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

          B. Committee Actions. The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee (if consistent with applicable state law), shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          C. Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either
     (i) are eligible to receive grants of Stock Rights pursuant to the Plan or
     (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Stock Rights.

          D. Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance- based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance- Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre- established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right, to constitute Performance-Based Compensation.

  3. Eligible Employees and Others. ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related

Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Stock Rights.

  4. Stock. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 3,000,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the unpurchased shares of Common Stock subject to such Option shall again be available for grants of Stock Rights under the Plan.

  No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 1,000,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

  5. Granting of Stock Rights. Stock Rights may be granted under the Plan at any time on or after October 31, 1997 and prior to October 31, 2007. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

  6.  Minimum Option Price; ISO Limitations.

          A. Price for Non-Qualified Options, Awards and Purchases. Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that, in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

          B. Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

          C. $100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non- Qualified Options and Options that are ISOs.

          D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or
     (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall mean the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

  7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

  8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

          A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. Full Vesting of Installments. Once an installment becomes exercisable, it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. Acceleration of Vesting. The Committee shall have the right to accelerate the date that any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

  9. Termination of Employment. Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) thirty
(30) days after the date of termination of his or her employment, or (b) their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be

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

affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

  10.  Death; Disability.

          A. Death. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 12 months from the date of the optionee's death.

          B. Disability. If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, for the number of shares for which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 12 months from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
     Section 22(e)(3) of the Code or any successor statute.

  11. Assignability. No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee shall be exercisable only by such optionee. Stock Rights other than ISOs shall be transferable to the extent set forth in the agreement relating to such Stock Right.

  12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

  13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

          C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would hold if he or she had exercised such Option prior to such recapitalization or reorganization.

          D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

          E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

  14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

  15. Term and Amendment of Plan. This Plan was adopted by the Board and approved by the stockholders of the Company on October 31, 1997. The Plan shall expire at the end of the day on October 31, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan
may not be extended.   Except as otherwise provided in this paragraph 15, in no
event may action of the Board or stockholders alter or impair the rights of a grantee, without such grantee's consent, under any Stock Right previously granted to such grantee.

  16. Modifications of ISOs; Conversion of ISOs into Non-Qualified Options. Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action, the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

  17. Application Of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

  18. Notice to Company of Disqualifying Disposition. By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or
(b) the date one year following the date the ISO was exercised.

  19. Withholding of Additional Income Taxes. Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's-length transaction, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of an Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the transfer of a Non-Qualified Stock Option, (iii) the grant of an Award, (iv) the making of a Purchase of Common Stock for less than its fair market value, or (v) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

  20. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

  Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by grantees of Options in connection with the Plan.

  21. Governing Law. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

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